UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 24, 2006
                Date of Report (Date of earliest event reported)

                          ABRAXAS PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


Nevada                               0-19118                74-2584033
(State or other jurisdiction       (Commission            (IRS Employer
          of incorporation)        File Number)           Identification No.)

                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

   (Address of principal executive offices and Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

     In 2003, the Board of Directors of Abraxas Petroleum Corporation adopted an annual bonus plan which established certain criteria for the payment of annual bonuses to Abraxas' President and Executive Vice Presidents. Under the plan, each participant is given an annual bonus opportunity based on the achievement of a goal related to the Net Asset Value ("NAV"), on a per share basis, of the Company's common stock, established by the Board of Directors after assessing recommendations by the Chief Executive Officer. Bonuses may be paid in cash, stock, or a combination of both. On February 24, 2006, the Board determined that the plan should include the President, all Executive Vice Presidents and all Vice Presidents of Abraxas who are responsible for geological and drilling and development activities for Abraxas' operations. The plan provides that the bonus will equal the percentage increase in NAV per share over the previous year's NAV per share for the first 10% increase and twice the percentage increase thereafter with a maximum award for any one year of 70% of annual salary. Under the plan, the board has the prerogative to adjust the bonus earned by any participant, including Messrs. Watson, Williford and Wallace and Dr. Billingsley, to take into account extraordinary factors not contemplated by the bonus plan when the impact of such contributions or factors cannot be adequately reflected by the bonus determined under the methodology described above and to determine the cash and/or share component of any earned awards. For 2005, the goal for NAV was met. In addition, the Board increased the bonus earned by each participant as a result of Abraxas' strong performance during 2005. The following bonuses were approved by the Board on February 24, 2006:

                       Name                        Bonus Amount

                Robert L.G. Watson                  $269,800
                Chris E. Williford                   142,600
                Lee T. Billingsley                   122,107
                William H. Wallace                   122,107

     In addition, pursuant to the terms of a Severance Agreement with Robert W. Carington, Jr., Abraxas' former Executve Vice President, Mr. Carington was awarded a bonus of $137,083, related to the above described bonus plan.

Item 7.01 Regulation FD Disclosure

     On February 27, 2006, Abraxas announced in a press release the replacement of 280% of 2005 production at a finding cost of $2.03 per Mcfe

     The information in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.



Item 9.01 Financial Statements and Exhibits

              (a) Not applicable.

              (b) Not applicable.

              (c) Exhibits

                  99.1     Press  Release  dated   February  27,  2006  "Abraxas
                           Replaces 280% of 2005 Production at a Finding Cost of $2.03 per Mcfe."







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Abraxas Petroleum Corporation


                               By: /s/ Chris E. Williford
                                  ------------------------------------------
                                 Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer

                                 Dated:  February 28, 2006